UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2019

CHF Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35312	68-0533453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12988 Valley View Road
Eden Prairie, Minnesota 55344
(Address of principal executive offices) (Zip Code)

(952) 345-4200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Enter into a Material Definitive Agreement.

On January 21, 2019, CHF Solutions, Inc. (the “Company”) entered into a consulting agreement with Steven Brandt, one of its directors.  The following is a summary of the terms:

Duties of the consultant. Mr. Brandt will provide leadership services to the Company’s Commercial Organization, on an interim basis, to support the Company’s commercial strategy under the direction of the Chief Executive Officer.

Term of the agreement. The term of the agreement is for a period of six months, beginning January 28, 2019 and ending July 27, 2019.

Compensation of the consultant. Mr. Brandt will be paid a fee of $19,000 per month of service and reimbursed for reasonable, documented and actual expenses incurred by Mr. Brandt in connection with his services.  Mr. Brandt will also be provided with the use of an automobile to assist in performance of such services.

Other agreements. The agreement contains standard covenants regarding confidentiality and ownership of inventions and discoveries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2019	CHF Solutions, Inc.

	By:	/s/ Claudia Drayton
	Name:	Claudia Drayton
	Title:	Chief Financial Officer